Exhibit 5.1

Yigal Arnon (1929–2014)
Dror Vigdor
Amalia Meshi
Amnon Lorch
Hagai Shmueli
Barry Levenfeld
David H. Schapiro
Hagit Bavly
Orna Sasson
Barak Tal
Shiri Shaham
Doron Tamir
Daniel Abarbanel
David Osborne
Gil Oren
Ronit Amir Yaniv
Orly Tsioni
Mordehai Baicz
Barak Platt
Benjamin Horef
Yoran Gill
Asaf Eylon
Daniel Marcovici
Adrian Daniels
Yuval Shalheveth
Jacob Ben Chitrit
Peter Sugarman
Ben Sandler
Boaz Fiel
Joeri Kreisberg
Simon Weintraub
Ruth Loven
Yarom Romem
Adam Spruch
Yuval Bargil
Eliran Furman
Eran Lempert
Ofir Levy
Daniel Green
Hanital Belinson
Yoheved Novogroder
Oren Roth
Dror Varsano
Odelia Sidi
Shira Lahat
Micki Shapira
Eran Zach
Ido Chitman
Aner Hefetz
David Akrish
Nir Rosner
Assaf Mesica
Liron Hacohen
Guy Fuhrer
Ezra Gross
David Roness
Eli Greenbaum
Lee Maor
Nimrod Vromen
Guy Sagiv
Shani Rapoport
Lior Gelbard
Keren Tal
Naftali Nir
Yael Hoefler
Sagi Schiff
Netanella Treistman
Daniel Damboritz
Yulia Lazbin
Joshua Lieberman
Eyal Aichel
Roy Masuri
Avi Anouchi
Sivan Gilron Dotan
Tomer Bar-Nathan
Edan Regev
Gitit Ramot-Adler
Guy Kortany
Goor Koren
Roey Sasson
Nir Rodnizky
Michal Sagmon
Hila Rot
Eran Kadosh
Neta Goshen
Chen Lanir
Daphna Livneh
Tamar Gilboa
Adi Samuel
Alona Toledano
Elad Offek
Yuval Shamir
Lihi Katzenelson
Inbar Hakimian-Nahari
Shahar Uziely
Yehudit Biton
Omri Schnaider
Rinat Michael
Adi Attar
Daniella Milner
Amos Oseasohn
Ofir Paz
Adi Daniel
Dafna Shaham
Miriam Friedmann
Roni Osborne
Shir Eshkol
Noam Shochat
Noa Slavin
Michael Horowitz
Guy Fatal
Shani Lorch
Itamar Cohen
Shai Margalit
Yonatan Whitefield
Moshe Lankry
Nir Kamhi
Shira Teger
Rachel Lerman
Ravid Saar
Sophie Blackston
Elad Morgenstern
Ron Ashkenazi
Sara Haber
Carmel Nudler
Shmuel Brill
Ben Nachshon
Yehonatan Cohen
David Shmulevitz
Tair Cherbakovsky
Ophir Dagan
Guy Ziv-Shalom
Lior Cohen Goldstein
Liad Kalderon
Nataly Damary
Shiran Glitman
Dani Weissberg
Lareine Khoury
Nohar Hadar
Nitzan Kahana
Tali Har-Oz
Tal Alon
Ohad Sarusi
Mor Ido
Nechemia Englman
Tomer Tako
Natalie Korenfeld
Moshe Pasker
Mazi Ohayon
Nitzan Fisher-Conforti
Victoria Savu
Derora Tropp
Hila Amiel
Chaim Cohen
Michal Mor
Daniel Siso
Maytal Spivak
Avraham Schoen
Elan Loshinsky
Ariel Even
Josh Hauser
Eitan Cohen
Itai Guttel
Dror Kanarik Sarig
Royi Heilig
Maor Alev
Tamar Drori
Vered Glaubach
Yair Taitelbaum
Gabi Priel
Regina Pevzner
Sophy Litvin
Igal Lavi
Maor Layani
Areen Nashef
David Chesterman
Ido Zahavi
Guy Yarom
Danielle Berkowicz
Inbar Rosenthal
Hadar Stein
Dan Shimon
Avital Salzman
Rotem Cohen
Idan Adar
Shahar Iluz
Itay Ashkenazi
Roei Brizel
Ido Sella
Evyatar Latz
Hadil Nassif Khawand
Maayan Malka Rublin
Ran Aziel
Dima Trostianesky
Stav Orenstein
Avia Ickovics
Liron Soffer

Gidon Weinstock Of Counsel
Roy Keidar Of Counsel
Tamar Tavory Of Counsel

Paul H. Baris (1934–2010)
Rami Kook
Nira Kuritzky
Eran Ilan

Tel Aviv | February 12, 2021

Enlivex Therapeutics Ltd.

14 Einstein Street

Nes Ziona

Israel 7403618

Dear Sir and Madam:

We have acted as Israeli counsel to Enlivex Therapeutics Ltd., (the “Company”) in connection with (i) the issuance and sale of an aggregate of 2,296,107 Ordinary Shares, NIS 0.40 par value per share, of the Company (the "Public Offering Securities"), pursuant to the terms of an Amended and Restated Underwriting Agreement dated February 9, 2021 (the “Underwriting Agreement”) by and between the Company and H.C. Wainwright & Co., LLC (the “Underwriter”). The Public Offering Securities will be issued pursuant to a registration statement on Form F-3 (Registration Statement No. 333-232009) (the “Prior Registration Statement”) and a post-effective amendment to Form F-3 on Form F-3MEF (Registration No. 333-252926) (the “New Registration Statement” and together with the Prior Registration Statement, the “Registration Statement”), each of which was filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), and the prospectus supplement dated February 10, 2021, filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations of the Securities Act.

1 Azrieli Center, Tel Aviv, 6702101 | Phone: +972-3-6087777 | Fax: +972-3-6087724 31 Hillel Street, Jerusalem, 9458131 | Phone: +972-2-6239239 | Fax: +972-2-6239233 www.arnon.co.il | info@arnon.co.il

As counsel to the Company in Israel, we have examined copies of the Articles of Association of the Company currently in effect, of the Company and such corporate records, instruments, and other documents relating to the Company and such matters of law as we have considered necessary or appropriate for the purpose of rendering this opinion. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity to authentic originals of all documents submitted to us as copies.

Based on the foregoing, we advise you that in our opinion the ordinary shares underlying the Public Offering Securities to be sold to the Underwriters as described in the Registration Statement and the Prospectus Supplement, have been duly authorized and have been, or upon delivery of the Public Offering Securities and payment therefor in accordance with the Underwriting Agreement, will be, validly issued, fully paid and non-assessable.

We are members of the Israeli bar, and the opinions expressed herein are limited to questions arising under the laws of the State of Israel, and we disclaim any opinion whatsoever with respect to matters governed by the laws of any other jurisdiction.

We hereby consent to the use of this opinion as Exhibit 5.1 to the Company’s Report on Form 6-K to be filed with the Commission on February 12, 2021, which will be incorporated by reference in the Registration Statement, and to the reference to us under the caption “Legal Matters” in the prospectus included in the Registration Statement.  In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Sincerely,

/s/ Yigal Arnon & Co.
Yigal Arnon & Co.

1 Azrieli Center, Tel Aviv, 6702101 | Phone: +972-3-6087777 | Fax: +972-3-6087724 31 Hillel Street, Jerusalem, 9458131 | Phone: +972-2-6239239 | Fax: +972-2-6239233 www.arnon.co.il | info@arnon.co.il